As filed with the Securities and Exchange Commission on October 22, 2004

Registration No. 333-119352

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Companhia de Saneamento Básico do Estado de

São Paulo-Sabesp

(Exact name of Registrant as specified in its charter)

Basic Sanitation Company

of the State of São Paulo-Sabesp

(Translation of the Registrant’s name into English)

Federative Republic of Brazil

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification No.)

Rua Costa Carvalho, 300

05429-900 São Paulo, SP, Brazil

(55-11) 3388-8000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue, New York, New York 10011

(212) 894-8400

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service of Process)

With copies to:

Sara Hanks Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000	Howard M. Kleinman, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 (212) 819-8200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Amendment No. 2 to the Registrant’s Registration Statement on Form F-3 (File No. 333-119352) is being filed solely for the purpose of filing certain exhibits, and no changes or additions are being made hereby to the prospectus which forms a part of this Registration Statement. Accordingly, the prospectus has been omitted from this filing.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Neither the laws of Brazil nor the registrant’s by-laws or other constitutive documents provide for indemnification of directors or officers. The registrant does not maintain liability insurance and has not entered into indemnity agreements which would insure or indemnify its directors or officers in any manner against liability which he or she may incur in his or her capacity as such.

Item 9. Exhibits and Financial Statement Schedules

Exhibits:

Item		Description
1.1		Form of Underwriting Agreement

4.1	*	Deposit Agreement, dated as of May 9, 2002, among the Registrant, The Bank of New York as depositary, and the owners and holders from time to time of American depositary shares issued thereunder, including the form of American depositary receipts.

5.1		Form of Opinion of Clifford Chance US LLP as to the legality of the American Depositary Shares being registered.

5.2		Form of Opinion of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, as to the legality of the common shares being registered.

23.1		Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2		Consent of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados (included in Exhibit 5.2)

23.3	***	Consent of PricewaterhouseCoopers Auditores Independentes.

23.4	***	Consent of Deloitte Touche Tohmatsu Auditores Independentes.

24.1	**	Power of Attorney

*	Filed as an exhibit to the Company’s Registration Statement on Form F-6 (File No. 333-86118) with the SEC on April 10, 2002.
**	Filed with the Company’s Registration Statement on Form F-3 (File No. 333-119352) with the SEC on September 28, 2004.
***	Filed with Amendment No. 1 to the Company’s Registration Statement on Form F-3 (File No. 333-119352) with the SEC on October 13, 2004.

Item 10. Undertakings

(a)	The undersigned registrants hereby undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	The undersigned registrants hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Companhia de Saneamento Básico do Estado de São Paulo- Sabesp, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo on October 22, 2004.

COMPANHIA DE SANEAMENTO BÁSICO DO ESTADO DE SÃO PAULO-SABESP

By:	/s/ Dalmo do Valle Nogueira Filho
Name: Dalmo do Valle Nogueira Filho
Title: Chief Executive Officer

By:	/s/ Rui de Britto Álvares Affonso
Name: Rui de Britto Álvares Affonso
Title: Economic and Financial Officer and Investor Relations Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 22, 2004.

Name	Title
* Mauro Guilherme Jardim Arce	Chairman of the Board of Directors

* Fernando Carvalho Braga	Vice-Chairman of the Board of Directors

* Alexander Bialer	Director

* Gustavo de Sá e Silva	Director

* Maria Helena Guimarães de Castro	Director

* Fernando Maida Dall’Acqua	Director

* Andrea Sandro Calabi	Director

* Daniel Sonder	Director

* Dalmo do Valle Nogueira Filho	Chief Executive Officer (principal executive officer)

* Rui de Britto Álvares Affonso	Economic and Financial Officer and Investor Relations Officer (principal financial officer)

* Nara Maria Marcondes França	Head of Accounting (principal accounting officer)

* Puglisi & Associates	Authorized Representative in the United States

By:	/s/ Dalmo do Valle Nogueira Filho
Dalmo do Valle Nogueira Filho Attorney-in-fact

EXHIBIT INDEX

Item	Description

1.1	Form of Underwriting Agreement

4.1*	Deposit Agreement, dated as of May 9, 2002, among the Registrant, The Bank of New York as depositary, and the owners and holders from time to time of American depositary shares issued thereunder, including the form of American depositary receipts.

5.1	Form of Opinion of Clifford Chance US LLP as to the legality of the American Depositary Shares being registered.

5.2	Form of Opinion of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, as to the legality of the common shares being registered.

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados (included in Exhibit 5.2)

23.3***	Consent of PricewaterhouseCoopers Auditores Independentes.

23.4***	Consent of Deloitte Touche Tohmatsu Auditores Independentes.

24.1**	Power of Attorney.

*	Filed as an exhibit to the Company’s Registration Statement on Form F-6 (File No. 333-86118) with the SEC on April 10, 2002.
**	Filed with the Company’s Registration Statement on Form F-3 (File No. 333-119352) with the SEC on September 28, 2004.
***	Filed with Amendment No. 1 to the Company’s Registration Statement on Form F-3 (File No. 333-119352) with the SEC on October 13, 2004.